Exhibit 5.1

                              OPINION OF JONES DAY



                                                  March 11, 2004


Transaction Systems Architects, Inc.
224 South 108th Avenue
Omaha, Nebraska  68154


              Re:   Registration Statement on Form S-8


Ladies and Gentlemen:

         We are acting as counsel to Transaction Systems Architects, Inc., a Delaware corporation (the "Company"), in connection with the registration of 750,000 shares (the "Shares") of the Company's Class A Common Stock, par value $0.005 per share, pursuant to a Registration Statement on Form S-8 to be filed by the Company on or about March 12, 2004 (the "Registration Statement").

         We have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion. Based on such examination and on the assumptions set forth below, we are of the opinion that the Shares that may be issued and sold pursuant to the Company's Amended and Restated 1999 Employee Stock Purchase Plan (the "Plan") and authorized forms of stock agreements thereunder will be, when issued and sold in accordance with the Plan and such agreements, duly authorized, validly issued, fully paid and nonassessable.

         In rendering the foregoing opinion, we have (i) relied as to certain factual matters upon certificates of officers of the Company and public officials, and we have not independently checked or verified the accuracy of the statements contained therein, (ii) assumed that the signatures on all documents examined by us are genuine and that where any such signature purports to have been made in a corporate, governmental, fiduciary, or other capacity, the person who affixed such signature to such documents had authority to do so, and (iii) assumed the authenticity of all documents submitted to us as originals and the conformity to original or certified copies of all copies submitted to us as certified or reproduction copies. In addition, our examination of matters of law has been limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America, in each case as in effect on the date hereof.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                                  Very truly yours,


                                                  /s/ Jones Day